Exhibit 99.1

Motorola Solutions Reports First-Quarter 2016 Financial Results

•	Sales of $1.2 billion, down 2 percent from a year ago, including $22 million of unfavorable foreign currency impact and $61 million in revenues associated with the Airwave acquisition

•	North America sales grew 2 percent, driven by both Products and Services segment sales

•	Managed & Support services grew 30 percent, or 6 percent excluding Airwave

•	Backlog ended at $8.3 billion, an increase of 43 percent, driven by Airwave and Managed & Support services growth

•	GAAP earnings per share (EPS) from continuing operations[1] of $0.10

•	Non-GAAP EPS from continuing operations* of $0.52, up 37 percent

SCHAUMBURG, III. – May 5, 2016 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2016. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“We delivered strong earnings growth in the first quarter driven by our North America business and Managed & Support services,” said Greg Brown, chairman and CEO of Motorola Solutions. “We’re encouraged by the progress in our services business and overall backlog, which positions us well for continued earnings and cash flow growth.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q1 2016	Q1 2015	% Change
Sales	$1,193	$1,223	(2)%

GAAP
Operating Earnings	$100	$119	(16)%
% of Sales	8.4%	9.7%
EPS from continuing operations	$0.10	$0.40	(75)%

Non-GAAP
Operating Earnings	$166	$156	6%
% of Sales	13.9%	12.8%
EPS from continuing operations	$0.52	$0.38	37%

Product Segment
Sales	$702	$758	(7)%
GAAP Operating Earnings	$51	$64	(20)%
% of Sales	7.3%	8.4%
Non-GAAP Operating Earnings	$84	$90	(7)%
% of Sales	12.0%	11.9%

Services Segment
Sales	$491	$465	6%
GAAP Operating Earnings	$49	$55	(11)%
% of Sales	10.0%	11.8%
Non-GAAP Operating Earnings	$82	$66	24%
% of Sales	16.7%	14.2%

*	Non-GAAP financial information excludes the after-tax impact of approximately $0.42 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Revenue – Sales decreased 2 percent, including $22 million of unfavorable foreign currency impact and $61 million in sales associated with the Airwave acquisition. These results include 2 percent growth in North America, which delivered increases in both Products and Services sales. Overall company product sales declined due to weakness in Latin America and Europe as well as currency headwinds. The Services business increased 6 percent due to the addition of Airwave and solid growth in organic Managed & Support results. The Services business declined 8 percent excluding the impact of Airwave, due primarily to currency headwinds and a decline in systems integration revenues associated with a large project in Europe.

•	Operating margin – GAAP operating margin was 8.4 percent of sales in the first quarter of 2016, compared with 9.7 percent in the first quarter of 2015; non-GAAP operating margin was 13.9 percent of sales, compared with 12.8 percent in the first quarter of 2015, reflecting $43 million in lower operating expenses compared with the first quarter of 2015, due to the company’s cost reduction initiatives and a stronger dollar.

•	Taxes – The first quarter of 2016 GAAP effective tax rate was 23 percent. This compares with a tax rate of 31 percent in the first quarter of 2015. The first quarter of 2016 non-GAAP tax rate was 26 percent, compared with a tax rate of 29 percent in the first quarter of 2015. The full-year non-GAAP tax rate is expected to be approximately 33 percent.

•	Cash flow – The company generated $13 million in operating cash from continuing operations during the quarter, reflecting a decrease of $143 million over the prior year. Free cash flow[2] was a use of $38 million in the quarter. The decrease was largely driven by incentive costs and higher tax payments during the quarter.

•	Cash and cash equivalents – The company ended the quarter with cash and cash equivalents of $1.9 billion and a net debt position of approximately $3.1 billion[3]. The company repurchased approximately $64 million of its common stock in the first quarter of 2016 and paid approximately $71 million in cash dividends.

KEY HIGHLIGHTS

•	Significant win in the United Kingdom to provide interoperability between the nationwide land-mobile radio (LMR) network and new public safety long-term evolution (LTE) network with Motorola’s WAVE 7000 solution

•	$77 million with five U.S. state and local customers to upgrade their mission-critical communication networks to Motorola’s latest P25 solution

•	$25 million in North Africa for next-generation DMR MOTOTRBO trunking solution

•	$20 million with a U.S. utility customer for a multi-year Managed & Support services contract

•	Continued wins and expansion of the Emergency CallWorks Next Gen 9-1-1 solution that now has deployments in more than half of the U.S. states

BUSINESS OUTLOOK

•	Second quarter 2016 – Motorola Solutions expects a revenue increase of 1 to 3 percent compared with the second quarter of 2015. This assumes approximately $130 million in revenues associated with the Airwave acquisition. The company expects non-GAAP earnings per share from continuing operations in the range of $0.82 to $0.88 per share.

•	Full-year 2016 – The company reaffirms its full-year outlook for revenue growth of 5 to 7 percent compared to 2015. This revenue outlook includes approximately $450 million in revenues associated with the Airwave acquisition. The company expects non-GAAP earnings per share from continuing operations in the range of $4.45 to $4.65 per share.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, May 5. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q1 2016	Q1 2015
Net sales	$1,193	$1,223

Gross margin	502	548
Operating earnings	100	119

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	17	87
Net earnings	17	74
Diluted EPS from continuing operations	$0.10	$0.40
Weighted average diluted common shares outstanding	177.0	217.8

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the first quarter of 2016.

(per diluted common share)	Q1 2016

GAAP Earnings from Continuing Operations	$0.10

Highlighted Items:
Share-based compensation expense	0.06
Reorganization of business charges	0.08
Intangibles amortization expense	0.06
Acquisition related transaction fees	0.07
Loss on investment in United Kingdom treasuries	0.07
Realized foreign currency loss on acquisition	0.04
Loss on sale of Malaysia facility and operations	0.04

Total Highlighted Items	0.42

Non-GAAP Diluted EPS from Continuing Operations	$0.52

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Constant Currency: The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The company calculates constant currency percentages by converting the current period local currency results using prior-period exchange rates, and then comparing these adjusted values to prior-period reported results.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and full year of 2016, including the incremental revenues of Airwave. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions 2015 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operate or maintain for its customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the acquisition of Airwave; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s outsourcing of various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Amounts attributable to Motorola Solutions, Inc. common shareholders.
[2]	Free cash flow represents operating cash flow less capex
[3]	Net debt represents cash and cash equivalents less long-term debt, including current portion

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACTS

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2016 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	April 2, 2016	April 4, 2015
Net sales from products	$702	$758
Net sales from services	491	465

Net sales	1,193	1,223

Costs of products sales	366	359
Costs of services sales	325	316

Costs of sales	691	675

Gross margin	502	548

Selling, general and administrative expenses	234	256
Research and development expenditures	135	159
Other charges	20	12
Intangibles amortization	13	2

Operating earnings	100	119

Other income (expense):
Interest expense, net	(49)	(40)
Gains (losses) on sales of investments and businesses, net	(21)	46
Other	(8)	3

Total other income (expense)	(78)	9

Earnings from continuing operations before income taxes	22	128
Income tax expense	5	40

Earnings from continuing operations	17	88
Loss from discontinued operations, net of tax	—	(13)

Net earnings	17	75

Less: Earnings attributable to noncontrolling interests	—	1

Net earnings attributable to Motorola Solutions, Inc.	$17	$74

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings from continuing operations, net of tax	$17	$87
Loss from discontinued operations, net of tax	—	(13)

Net earnings attributable to Motorola Solutions, Inc.	$17	$74

Earnings (loss) per common share:
Basic:
Continuing operations	$0.10	$0.40
Discontinued operations	—	(0.06)

	$0.10	$0.34

Diluted:
Continuing operations	$0.10	$0.40
Discontinued operations	—	(0.06)

	$0.10	$0.34

Weighted average common shares outstanding:
Basic	174.5	215.3
Diluted	177.0	217.8

	Percentage of Net Sales*
Net sales from products	58.8%	62.0%
Net sales from services	41.2%	38.0%

Net sales	100.0%	100.0%

Costs of products sales	52.1%	47.4%
Costs of services sales	66.2%	68.0%

Costs of sales	57.9%	55.2%

Gross margin	42.1%	44.8%

Selling, general and administrative expenses	19.6%	20.9%
Research and development expenditures	11.3%	13.0%
Other charges	1.7%	1.0%
Intangibles amortization	1.1%	0.2%

Operating earnings	8.4%	9.7%

Other income (expense):
Interest expense, net	(4.1)%	(3.3)%
Gains (losses) on sales of investments and businesses, net	(1.8)%	3.8%
Other	(0.7)%	0.2%

Total other income (expense)	(6.5)%	0.7%

Earnings from continuing operations before income taxes	1.8%	10.5%
Income tax expense	0.4%	3.3%

Earnings from continuing operations	1.4%	7.2%
Loss from discontinued operations, net of tax	—%	(1.1)%
Net earnings	1.4%	6.1%

Less: Earnings attributable to noncontrolling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	1.4%	6.1%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	April 2, 2016	December 31, 2015
Assets
Cash and cash equivalents	$1,940	$1,980
Accounts receivable, net	1,148	1,362
Inventories, net	287	296
Other current assets	626	954
Current assets held for disposition	—	27

Total current assets	4,001	4,619

Property, plant and equipment, net	997	487
Investments	228	231
Deferred income taxes	2,330	2,278
Goodwill	590	420
Other assets	884	271
Non-current assets held for disposition	19	40

Total assets	$9,049	$8,346

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$4	$4
Accounts payable	424	518
Accrued liabilities	1,604	1,671

Total current liabilities	2,032	2,193

Long-term debt	5,023	4,345
Other liabilities	2,131	1,904

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(147)	(106)

Noncontrolling interests	10	10

Total liabilities and stockholders’ equity	$9,049	$8,346

Financial Ratios:
Net cash (debt)*	$(3,087)	$(2,369)

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	April 2, 2016	April 4, 2015
Operating

Net earnings attributable to Motorola Solutions, Inc.	$17	$74
Earnings attributable to noncontrolling interests	—	1

Net earnings	17	75
Loss from discontinued operations, net of tax	—	(13)

Earnings from continuing operations, net of tax	17	88
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities from continuing operations:
Depreciation and amortization	62	41
Non-cash other charges	11	1
Share-based compensation expense	17	21
Losses (gains) on sales of investments and businesses, net	21	(46)
Deferred income taxes	35	23
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	277	309
Inventories	(4)	(44)
Other current assets	(43)	26
Accounts payable and accrued liabilities	(363)	(247)
Other assets and liabilities	(17)	(16)

Net cash provided by operating activities from continuing operations	13	156

Investing
Acquisitions and investments, net	(1,053)	(74)
Proceeds from sales of investments and businesses, net	481	88
Capital expenditures	(51)	(33)
Proceeds from sales of property, plant and equipment	—	1

Net cash used for investing activities from continuing operations	(623)	(18)

Financing
Repayment of debt	(1)	(1)
Net proceeds from issuance of debt	673	—
Issuance of common stock	40	41
Purchase of common stock	(64)	(653)
Excess tax benefit from share-based compensation	—	1
Payment of dividends	(71)	(75)

Net cash provided by (used for) financing activities from continuing operations	577	(687)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(7)	(52)

Net decrease in cash and cash equivalents	(40)	(601)
Cash and cash equivalents, beginning of period	1,980	3,954

Cash and cash equivalents, end of period	$1,940	$3,353

Financial Ratios:
Free cash flow*	$(38)	$123

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales
	Three Months Ended
	April 2, 2016	April 4, 2015	% Change
Products	$702	$758	(7)%
Services	491	465	6%

Total Motorola Solutions	$1,193	$1,223	(2)%

Operating Earnings
	Three Months Ended
	April 2, 2016	April 4, 2015	% Change
Products	$51	$64	(20)%
Services	49	55	(11)%

Total Motorola Solutions	$100	$119	(16)%

Operating Earnings %
	Three Months Ended
	April 2, 2016	April 4, 2015
Products	7.3%	8.4%
Services	10.0%	11.8%

Total Motorola Solutions	8.4%	9.7%

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Regional Revenue Information

(In millions)

During the first quarter of 2016, we restructured our regions operationally combining the Europe and Africa and Middle East regions into one region which is now reflected as Europe, Middle East, and Africa (“EMEA”). Accordingly, we now report net sales in the following four geographic regions: North America, Latin America, EMEA, and Asia Pacific (“AP”). We have updated all periods presented to reflect this change in presentation.

The Company’s regional net sales under the new regional alignment and as previously reported were as follows:

	Revised regional sales
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	FY 2014	FY 2013
North America	770	883	922	1,138	3,713	3,599	3,894
Latin America	96	95	85	82	358	508	518
EMEA	223	227	244	280	974	1,129	1,066
AP	134	163	171	182	650	645	749

	$1,223	$1,368	$1,422	$1,682	$5,695	$5,881	$6,227

	Regional sales as previously reported
	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	FY 2014	FY 2013
North America	770	883	922	1,138	3,713	3,599	3,894
Latin America	96	95	85	82	358	508	518
EA	192	197	213	247	849	1,034	988
AP	134	163	171	182	650	645	749
ME	31	30	31	33	125	95	78

	$1,223	$1,368	$1,422	$1,682	$5,695	$5,881	$6,227

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2016
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact

Share-based compensation expense	Cost of sales, SG&A and R&D	$17	6	$11	0.06
Reorganization of business charges	Cost of sales and Other charges	23	8	15	0.08
Intangibles amortization expense	Intangibles amortization	13	3	10	0.06
Acquisition related transaction fees	Other charges	13	—	13	0.07
Loss on investment in United Kingdom treasuries	Other expense (income)	19	7	12	0.07
Realized foreign currency loss on acquisition	Other expense (income)	10	3	7	0.04
Loss on sale of Malaysia facility and operations	Other expense (income)	7	—	7	0.04

Total impact on Net earnings		$102	$27	$75	$0.42

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales
	Three Months Ended
	April 2, 2016	April 4, 2015	% Change
Products	$702	$758	(7)%
Services	491	465	6%

Total Motorola Solutions	$1,193	$1,223	(2)%

Non-GAAP Operating Earnings
	Three Months Ended
	April 2, 2016	April 4, 2015	% Change
Products	$84	$90	(7)%
Services	82	66	24%

Total Motorola Solutions	$166	$156	6%

Non-GAAP Operating Earnings %
	Three Months Ended
	April 2, 2016	April 4, 2015
Products	12.0%	11.9%
Services	16.7%	14.2%

Total Motorola Solutions	13.9%	12.8%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2016
	TOTAL	Products	Services
Net sales	$1,193	$702	$491
Operating earnings (“OE”)	$100	$51	$49

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	23	21	2
Intangibles amortization expense	13	1	12
Acquisition related transaction fees	13	—	13

Total above-OE non-GAAP adjustments	66	33	33

Operating earnings after non-GAAP adjustments	$166	$84	$82

Operating earnings as a percentage of net sales - GAAP	8.4%	7.3%	10.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	13.9%	12.0%	16.7%